                                                                    Exhibit 99.2

                         Form 4 Joint Filer Information

Name: RP Co-Investment Fund I, L.P.

Address: 160 Federal Street
         18th Floor
         Boston, Massachusetts 02110

Designated Filer: Alexander Ellis

Issuer & Ticker Symbol: Comverge (COMV)

Date of Event Requiring Statement: 4/18/2007